EX99-906CERT


                                  CERTIFICATION


     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of VanEck Vectors ETF Trust (comprising of Biotech ETF, Environmental Services ETF, Gaming ETF, Morningstar Durable Dividend ETF, Morningstar Global Wide Moat ETF, Morningstar International Moat ETF, Morningstar Wide Moat ETF, NDR CMG Long/Flat Allocation ETF,
Pharmaceutical ETF, Real Asset Allocation ETF, Retail ETF, Semiconductor
ETF and Video Gaming and eSports ETF), do hereby certify, to such officer's knowledge, that:

     The annual report on Form N-CSR of VanEck Vectors ETF Trust for the period ending September 30, 2019 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of VanEck Vectors ETF Trust.


Dated: December 9, 2019                 /s/ Jan F. van Eck
                                        ----------------------------------------
                                        Jan F. van Eck
                                        Chief Executive Officer
                                        VanEck Vectors ETF Trust


Dated: December 9, 2019                 /s/ John J. Crimmins
                                        ----------------------------------------
                                        John J. Crimmins
                                        Treasurer & Chief Financial Officer
                                        VanEck Vectors ETF Trust



     This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.